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                                                                    Exhibit 23.1






                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Vaughn Communications, Inc. for the registration of 180,000 shares of common stock and to the incorporation by reference therein of our report dated March 23, 1995, except as to Note 11 as to which the date is April 4, 1995, with respect to the consolidated financial statements and schedule of Vaughn Communications, Inc. incorporated by reference in its annual report (Form 10-K) for the year ended January 31, 1995 filed with the Securities and Exchange Commission.


                                             Ernst & Young LLP

Minneapolis, Minnesota
June 21, 1995